UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 30, 2011

NAUGATUCK VALLEY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland	0-54447	01-0969655
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 720-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information required by this Item is contained in Item 4.02 of this Current Report and is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 30, 2011, the Board of Directors of Naugatuck Valley Financial Corporation (the “Company”) concluded that the Company’s previously issued consolidated financial statements at June 30, 2011 and for the three and six month periods ended June 30, 2011, as contained in the Company’s Form 10-Q for the quarter ended June 30, 2011, should no longer be relied upon.  The Board of Directors arrived at this conclusion based on the recommendation of the Audit Committee of the Board of Directors and management in connection with the recently completed, regularly scheduled examination of Naugatuck Valley Savings and Loan (the “Bank”), the Company’s wholly-owned subsidiary, by the Office of the Comptroller of the Currency (the “OCC”).  In addition, the Company’s earnings release for the quarter ended June 30, 2011, previously furnished to the Securities and Exchange Commission (the “SEC”) under cover of a Current Report on Form 8-K, and any other communications to the extent they relate to the consolidated interim financial statements referred to above, should no longer be relied upon.

Following the completion of their on-site field work at the Bank, the OCC advised the Bank’s management on September 8, 2011 that the loan loss reserves recorded on certain loans previously identified by the Bank as impaired were insufficient as of June 30, 2011 and that an additional provision for loan losses of $390,000 was required to be recorded during the quarter ended June 30, 2011 in order to increase the allowance for loan losses to the level the OCC deemed sufficient at June 30, 2011.  Also on September 8, 2011, management informed the Board of Directors and the Audit Committee of the OCC’s position.  On September 23, 2011, the OCC directed the Bank to amend its Thrift Financial Report (“TFR”) for the quarter ended June 30, 2011 to reflect the additional provision for loan losses.  Following additional discussions between management and OCC supervisory staff members, the OCC informed management on September 30, 2011 that its position was final.  On the same date, management discussed the adjustment to the provision for loan losses with the Company’s independent registered public accountants, the Board of Directors and the Audit Committee, and determined to record the adjustment.

As of the filing date of this Current Report, the Company anticipates the following estimated revisions to its previously reported consolidated financial results at June 30, 2011 and for the three and six month periods ended June 30, 2011:

•	Decrease in net income for the three months ended June 30, 2011 from $762,000 ($0.11 basic and diluted per common share) to $505,000 ($0.07 basic and diluted per common share).

•	Decrease in net income for the six months ended June 30, 2011 from $1,159,000 ($0.17 basic and diluted per common share) to $901,000 ($0.13 basic and diluted per common share).

•	Increase in the provision for loan losses for the three months ended June 30, 2011 from $650,000 to $1,040,000.

•	Increase in the provision for loan losses for the six months ended June 30, 2011 from $1,088,000 to $1,478,000.

•	Increase in the allowance for loan losses at June 30, 2011 from $7,219,000 to $7,609,000.

•	Decrease in stockholders’ equity at June 30, 2011 from $82,545,000 to $82,288,000.

Following these revisions, the Bank expects to remain “well-capitalized” under applicable regulatory capital standards at June 30, 2011.

The Company expects to file with the SEC an amended Form 10-Q for the quarterly period ended June 30, 2011 on or about October 21, 2011.  The Bank expects to file with the OCC an amended TFR for the same reporting period on or about the same date.

The Board of Directors has discussed with Whittlesey & Hadley, P.C., the Company’s independent registered public accountants, the matters disclosed in this Item 4.02.

Item 9.01	Financial Statements and Exhibits.

Not applicable.

Forward-Looking Statements

This Current Report contains certain “forward-looking statements” within the meaning of the federal securities laws.  These statements are not historical facts but are based on the Company’s current expectations regarding its expected results and future performance.  Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions.  The Company’s ability to predict future results is inherently uncertain.  Factors which could affect actual results include interest rate trends, the general economic climate in the market area in which the Company and the Bank operate, as well as nationwide, the Company’s ability to control costs and expenses, competitive products and pricing, loan delinquency rates and changes in federal and state legislation and regulation.  Additional factors that may affect the Company’s results are discussed in the Company’s Annual Report on Form 10-K under “Item 1A. Risk Factors.”  These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.  Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: October 5, 2011	By:	/s/ John C. Roman
John C. Roman
President and Chief Executive Officer